Exhibit 77Q1
AMENDED AND RESTATED

BY-LAWS

OF

HANSBERGER INTERNATIONAL SERIES

Section 1. 	Agreement and Declaration of Trust and Principal
Office

1.1 	Agreement and Declaration of Trust. These By-Laws shall be
subject to the Amended and Restated Agreement and Declaration of Trust, as from time to time in effect (the
"Declaration of Trust"), of the Hansberger International
Series, a Massachusetts business trust established by the Declaration of Trust (the "Trust").

1.2 	Principal Office of the Trust. The principal office of the
Trust shall be located in Boston, Massachusetts.

Section 2. 	Shareholders

2.1 	Annual Meeting. The Trust will not hold annual meetings of
the shareholders.

2.2 	Special Meetings. A special meeting of the Shareholders of
the Trust or of any series or class may be called at any time by the Trustees, by the President or such other person or persons as may be specified in these By-Laws, and held from time to time for the purpose of taking action upon any matter requiring the vote or the authority of the Shareholders of the Trust or any series or class as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Each call of a meeting shall state the place, date, hour and purposes of the meeting. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of thirty days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting to be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. Notice of a meeting need not be given to any Shareholder if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.

2.3  	Place of Meetings. All meetings of the shareholders shall
be held at such place within the
United States as shall be designated by the Trustees or the president of the Trust.





2.4 	Notice of Meetings. A written notice of each meeting of
shareholders stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to such shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

2.5 	Voting Powers. Each whole Share shall be entitled to one
vote as to any matter on which
it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy.

A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

2.6 	Quorum and Required Vote. Thirty percent (30%) of the
Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of the Declaration of Trust permits or requires that holders of any series or class shall vote as a series or class, then thirty percent (30%) of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice.

Except when a larger vote is required by any provisions of the Declaration of Trust or these By-Laws, a majority of the Shares voted on any matter shall decide such matter and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

2.7 	Ballots. No ballot shall be required for any election
unless requested by a shareholder
present or represented at the meeting and entitled to vote in the election.

2.9 	Action by Written Consent. Any action taken by Shareholders
may be taken without a
meeting if a majority of Shareholders entitled to vote on the matter (or such larger vote as shall be required by any provision of the Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders.
Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.



Section 3. 	Trustees

3.1 	Committees. The Trustees may appoint from their number an
executive committee and other committees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business.

3.2 	Regular Meetings. Regular meetings of the Trustees may be
held without call or notice at
such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the shareholders.

3.3 	Special Meetings. Special meetings of the Trustees may be
held at any time and at any
place designated in the call of the meeting, when called by the Chairman of the Board, if any, the president, the treasurer, any vice president, the secretary or an assistant secretary or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting.

3.4 	Notice. It shall be sufficient notice to a Trustee to send
notice by mail or courier at least forty-eight hours or by telegram, telefax, e-mail or other electro-mechanical mean at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address (or fax number or e-mail address as the case may be) or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting.
Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.5 	Quorum. At any meeting of the Trustees, including a meeting
of a Committee described in Section 3.1, a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. If a quorum is not otherwise present with respect to a Committee, the Chair of the Board of Trustees will be considered a member of the Committee for purposes of determining whether a quorum is present, but will not be considered a member of the Committee for purposes of determining whether any action has been approved by a majority of the members present.


Section 4. 	Officers and Agents

4.1 	Enumeration: Qualification. The officers of the Trust shall
be a president, a treasurer, a
secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. If one or more Chairmen of the Board are elected, each such person shall be a Trustee and may, but need not be, a Shareholder, and shall be considered an officer of the Board of Trustees and not of the Trust.
Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

4.2 	Powers. Subject to the other provisions of these By-Laws,
each officer shall have, in
addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

4.3 	Election and Tenure. The President, the Treasurer and the
Secretary, and such other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his or her successor is elected or qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

4.4 	President and Vice Presidents. The president shall be the
chief executive officer of the
Trust. The president shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust. Any vice president shall have such duties and powers as shall be designated from time to time by the Trustees.

4.5 	Chairman of the Board.  If a Chairman of the Board of
Trustees is elected, he or she shall have the duties and powers specified in these By-Laws and, except as the Trustees shall otherwise determine, preside at all meetings of the shareholders and of the Trustees at which he or she is present and have such other duties and powers as may be determined by the Trustees. Except to the extent the Trustees otherwise determine, if the Chairman is absent for a meeting of the Board of Trustees or if there is no Chairman, either the Chairman of the Contract Review and Governance Committee or the Chairman of the Audit Committee shall preside, as determined by the Board of Trustees.
Except as the Trustees otherwise determine, if the Chairman is absent for a meeting of the Shareholders, the President of the Trust or such other officer of the Trust as is designated by the President shall preside. If the Trustees determine to have two or more Co-Chairmen of the Board, the duties of Chairman (including presiding at meetings of the Trustees) shall be shared among the Co-Chairmen in such manner as the Trustees may from time to time determine.

4.6 	Treasurer and Controller. The treasurer shall be the chief
financial and accounting officer of the Trust and subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such other duties and powers as may be designated from time to time by the Trustees or by the president. Any assistant treasurer shall have the duties and powers specified in these By-Laws and may perform such duties of the treasurer as the treasurer or the Trustees may assign, and, in the absence of the treasurer, an assistant treasurer may perform all of the duties of the treasurer.

4.7 	Secretary and Assistant Secretaries. The secretary or an
assistant secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefore, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary secretary chosen at the meeting shall record the proceedings thereof in the aforesaid books.

4.8 	Chief Legal Officer. The Chief Legal Officer shall,
pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, review all reports of potential material violations of securities laws, breach of fiduciary duty or similar violations "up the ladder" to the Funds, evaluate the merits of the reports, and direct investigative next steps as applicable and shall perform such other duties as the Board may from time to time determine.

4.9 	Chief Compliance Officer. The Chief Compliance Officer
shall, pursuant to Rule 38a-1 under the Investment Company
Act of 1940, administer the funds' compliance policies and procedures and shall perform such other duties as the Board may from time to time determine.

4.10 	Anti-Money Laundering Officer. The Anti-Money Laundering
Officer will administer the Trust's anti-money laundering compliance activities and shall perform such other duties as the Board may from time to time determine.


Section 5. 	Resignation and Removals

Any Trustee or officer may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the president, the treasurer or the secretary or to a meeting of the Trustees. The Trustees may remove any officer elected by them with or without cause by the vote of a majority of the Trustees then in office, provided that the Chief Compliance Officer may only be removed in a manner consistent with Rule 38a-1 under the Investment Company Act. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning, and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

Section 6. 	Vacancies

A vacancy in any office may be filled at any time. Each successor shall hold office until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

Section 7. 	Shares of Beneficial Interest

7.1	 Share Certificates.  In lieu of issuing certificates for
shares, the Trustees or the transfer agent may either issue receipts therefore or may keep accounts on the books of the
Trust for the record holders of such shares, who shall in
either case be deemed, for all purposes hereunder, to be
the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms of this Section
7.
The Trustees may at any time authorize the issuance of
share certificates.  In that event, each shareholder shall
be entitled to a certificate stating the number of shares
owned by him or her, in such form as shall be prescribed
from time to time by the Trustees.  Such certificates shall
be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be a facsimile if the certificates are signed by a transfer
agent or registrar, other than a Trustee, office or
employee of the Trust.  In case any officer who has signed
or whose facsimile signature has been placed on such
certificate shall cease to be such officer before such
officer is issued, it may be issued by the Trust with the
same effect as if he or she were such officer at the time
of its issue.
7.2	Loss of Certificates.  In case of the alleged loss or
destruction or the mutilation of a share certificate, a
duplicate certificate may be issued in place thereof, upon
such terms as the Trustees shall prescribe.
7.3	Issuance of New Certificates to Pledgee.  A pledgee of
shares transferred as collateral security shall be entitled
to a new certificate if the instrument of transfer
substantially describes the debt or duty that is intended
to be secured thereby.  Such new certificate shall express
on its face that it is held as collateral security, and the
name of the pledgor shall be stated thereon, who alone
shall be liable as a shareholder and entitled to vote
thereon.
7.4	Discontinuance of Issuance of Certificates.  The Trustees
may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not effect the ownership of shares in the Trust.

Section 8. 	Record Date

The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date.

Section 9. 	Seal

The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word "Massachusetts", together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

Section 10. 	Execution of Papers

Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and any transfers of securities standing in the name of the Trust shall be executed, by the president or by one of the vice presidents or by the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

Section 11. 	Fiscal Year

The fiscal year of the Trust shall end on such date in each year as the Trustees shall from time to time determine.



Section 12. 	Provisions Relating to the Conduct of the Trust's
Business

12.1 	Determination of Net Income and Net Asset Value Per Share.
The Trustees or any officer or officers or agent or agents
of the Trust designated from time to time for this purpose
by the Trustees shall determine at least once daily the net
income and the value of all the assets attributable to any
class or series of shares of the Trust on each day on which
the New York Stock Exchange is open for unrestricted
trading and at such other times as the Trustees shall
designate.  The net income and net asset value per share of
each class and each series of shares of the Trust shall be
determined in accordance with the Investment Company Act of
1940 and the rules and regulations thereunder and any
related procedures and/or policies of the Trust, or an
officer or officers or agent or agents, as aforesaid, as
adopted or authorized by the Trustees from time to time.
12.2	Voting Power.  Each whole share shall be entitled to one
vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote.

Section 13. 	Amendments

These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.